February 26, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE:  Prudential Diversified Bond Fund, Inc.
               File Nos. 33-55441 and 811-7215

Ladies and Gentlemen:

          On  behalf  of Prudential Diversified Bond  Fund,  Inc.
enclosed for filing under the Investment Company Act of 1940 are:

          (1)  One copy of the Rule 24f-2 Notice; and

          (2)  Opinion of counsel to the Fund.

          These documents have been filed using the EDGAR system.
A fee in the amount of $20,510.14 has been wired to the Fund's account at Mellon Bank.

          If you have any questions relating to the foregoing, please call the undersigned at (201) 367-7521.



                                   Very truly yours,

                                   1
                                   /s/ Deborah A. Docs
                                   Deborah A. Docs
                                   Assistant Secretary
Enclosures

cc:   Joel Goldberg
     (Shereff, Friedman, Hoffman & Goodman)

 DBF-297.ltr
_______________________________
1/s/ Deborah A. Docs